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Online Resources Corporation

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2009 Annual Meeting of Shareholders Investor Presentation April 2009

Agenda How Did We Get to This Point? Tennenbaum's Conflict of Interest Poised to Maximize Shareholder Value Online Resources' Successful Board Dynamics Discussion Highlights

80% 10% 10% Revenue Mix* 60% 40% 2004 Today * approximate In 2004, initiated plan to expand into complementary markets How Did We Get to This Point?

Revenues Clients Employees Billable Recurring Users Total Active Users Payments ($ annual) Transactions (annual) 2004 $42.3 million 700 300 1 million 1 million $10 billion 36 million Today $165 million (midpoint of guidance) 1900 650 3 million 13 million $110 billion 200 million Invested to achieved scale How Did We Get to This Point?

1See Appendix slide, "Tennebaum's economic interests" In July 2006, Online Resources acquired Princeton eCom in a highly competitive auction, with Tennenbaum Capital Partners providing the financing Tennenbaum's sponsoring partner, Steve Chang, who understood financial processing industries and the uneven progress of transformation, structured 7-year security to give time to achieve synergies and network-like economics Chang left the firm 7 months later and was replaced by Michael Leitner, a telecom and M&A partner with no payments industry experience The Princeton integration went well but more slowly than expected, and financial performance was hampered by sharply lower interest rates and a non-recurring cluster of client losses (unrelated to service provision) Tennenbaum and Online Resources both understood preferred structure was no longer ideal, but could not reach mutually satisfactory buyout or restructuring agreement The equity market's collapse further polarized economic interests to the point where Tennenbaum's interests are now severely misaligned with common shareholders1 Instead of selling its preferred security at a loss (bond value is estimated at $47-$67 million), Tennenbaum wants a quick sale of the company to fully and profitably recoup its liquidation value1 In attempt to engineer change of control, the only way it can liquidate its security before 2013, Tennenbaum feigns issues of governance and poor performance How Did We Get to This Point?

Agenda How Did We Get to This Point? Tennenbaum's Conflict of Interest Poised to Maximize Shareholder Value Online Resources' Successful Board Dynamics Discussion Highlights

Tennenbaum's Conflict of Interest Tennenbaum's Preferred Security: In current market at our current share price, it is effectively a bond that would sell for between $47 million and $67 million1 Sell the Security Sell the Company In a Company Sale, Tennebaum Gets $57 million $103 million $46 million more Tennenbaum's Common Stock: Common represents such a small portion of value that the $8.30/share cost basis is immaterial to its investment decision Loss on Sale of Total Position Gain on Company Sale, Even at Zero Premium ($30 million) $16 million 1 Range reflects estimates of realizable value for preferred security obtained from Raymond James, Piper Jaffray and Barclays Capital Tennenbaum makes much more if we sell the Company

Tennenbaum has little incentive to increase value Relative to Common Shareholders, Tennenbaum does not get much benefit from an increase in the value of Online Resources If the value of Online Resources increases by ^ 15% 30% 45% 60% Common Shareholders' return increases by ^ 35% 69% 90% 122% But Tennenbaum's return only increases by ^ 3% 6% 9% 12% Even if Tennenbaum rolled its equity into a consolidating transaction, it would roll the liquidation value, not the market value of its securities, preserving its gain Tennenbaum is acting rationally, in its own self-interest, by seeking a quick sale of the Company, but this is NOT in the best interests of ALL Shareholders Tennenbaum's Conflict of Interest

Interests are sharply different from other common shareholders Relatively small increase in investment value as value of the Company increases Value heavily weighted toward guaranteed returns Tennenbaum has little incentive to increase the value of Online Resources Tennenbaum's Conflict of Interest

Agenda How Did We Get to This Point? Tennenbaum's Conflict of Interest Poised To Maximize Shareholder Value Online Resources' Successful Board Dynamics Discussion Highlights

2007 plan to integrate Princeton eCom acquisition - now at half-way point Cost synergies include bank payments processed in-network at little or no cost On track for 12% billpay adoption at year end 6 new products including award- winning web collections & first integrated bank expedited payments Doubled BSP revenue in past 30 months Poised to Maximize Shareholder Value

We have faced challenges, but believe they are behind us Revenue $8.8 million $14.1 million _________ $22.9 million $165.0 million Ebitda1 $8.8 million $10.4 million _________ $19.2 million $40.0 million Impact on Expected 2009 Results Poised to Maximize Shareholder Value Minimal risk of additional interest rate declines impacting our earnings Highly diversified client base has seen no similar client losses in past year and no indication of "clustering" events Sharply lower interest rates since YE07 (lower earnings on payment float) Cluster of large clients losses since '07 (not related to service quality2) Total 2009 midpoint guidance 1Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense. 2MBNA (acquired '05, brought in-house '07), Certegy (acquired '05, brought in-house '08), BB&T (PeCom client, converted to competitor '07), Jack Henry (PeCom partner, converted to competitor in '08 who reroutes payments to ORCC), CNe (ORCC did not rebid full service, converted '08)

Double-digit revenue growth for 10th consecutive year Named one of the nation's fastest growing technology companies for 5 of the last 8 years by Deloitte Strong financial performance against peer group1 1 of only 2 companies in peer group that performed in the top quartile in revenue and earnings growth for at least 3 out of the last 5 years1 Equity analysts expect Online Resources will perform in the top quartile of peer group in earnings growth for 2009 and the upcoming 5 years1 We have fundamentally performed well * Incurred $160m in debt and preferred financing to acquire Princeton eCom 1 Calculated assuming that the interest rate we earned in December 2007 remained constant for 2008 and 2009. 1 See Appendix slide "Growth ranking by quartile - Revenue Growth vs. Industry Peer Group" 2 See Appendix slide "Impact of interest rate declines" Poised to Maximize Shareholder Value

Looking forward, new value drivers are gaining importance Potential Increased Shareholder Value Through Debt Repayment As we repay debt, we increase the percentage of the Company's enterprise value belonging to common shareholders; also lowers interest expense and risk discount Lower Expense Increases from Product Development and Staff Reorganization Increased spending for product development and staff increases associated with organizing into 3 market-aligned divisions is now complete Higher Cost Efficiencies Achieved Through our Payments Network For every 10% of electronic payments volume we move into our bank-biller network, we save approximately $500,000 in annual costs; in under three years, in-network volume has increased about 30 percentage points, with substantial opportunity still ahead More Revenue from New Products We are just beginning to realize returns from products developed as a direct result of our strategic acquisitions; for example, 6 of the top 11 U.S. credit card issuers have bought our web-based collections, 5 of which are still in the process of being launched Expanding Strategic Asset Value As we continue to build out our network of banks and billers, we increase our "network economics" and potentially become more attractive to a broader universe of partners and acquirers Poised to Maximize Shareholder Value

Expanding potential strategic asset value of Online Resources Highly prized strategic assets Unique online payments network Large, diversified client base Unique product set Even if performance levels not achieved as expected Multiple options to monetize if appropriate Large and growing number of potential partners or acquirers 2004 TODAY Payment Networks (e.g. Visa*) Direct Competitors (e.g. DI-Intuit*) Bank Core Processors (e.g. Jack Henry*) Payment Processors (e.g. Tsys*) Fin'l Info Providers (e.g. FIC*) Remittance Networks (e.g. WU*) Self-Service Providers (e.g. NCR*) Enterprise Software (e.g. Oracle*) * Note: example of company in industry segment; not a company who has necessarily expressed any interest in ORCC or our industry segment Poised to Maximize Shareholder Value

We have typically been valued at a premium to our peer group Uncertainty, interest rate exposure and leverage caused us to be more volatile than peers Our 155% average multiple premium over past 5 years has narrowed to 14% In part, our stock price fell further because it had further to fall Interest Rate Declines Market Collapse Poised to Maximize Shareholder Value

In the coming years, as we pay down debt, common shareholders will own an increasing percentage of the total enterprise value of Online Resources If we achieve the18% compound annual core EPS growth a consensus of equity analysts expects for the next 5 years, share price could increase disproportionately Strong earnings growth could also expand our multiple premium, further increasing share price Poised to Maximize Shareholder Value Note: this is not a forecast or statement of any expectation of future share price. It is only a representation of what undiscounted future share prices might be achieved assuming a range of earnings growth rates and valuation multiples. Share price growth could be substantial 1Online Resources is currently valued at an 8.5 TEV/LTM Ebitda Multiple. A consensus of equity analysts expect our core EPS growth to be 18% over the five year period 2009 - 2013. See Appendix slide "Hypothetical Financial and Share Price Performance."

Agenda How Did We Get to This Point? Tennenbaum's Conflict of Interest Poised To Maximize Shareholder Value Online Resources' Successful Board Dynamics Discussion Highlights

Online Resources Board is highly independent 9 of 10 directors are non-management Board has a Lead Independent Director All Board committees are composed entirely of independent directors Board has a Corporate Finance Committee to assess all strategic opportunities Online Resources Board is strong and well balanced Structured to include directors with variety of backgrounds and experiences Designed to have a balance of Board tenure and fresh perspectives Our Board is well structured with best practices in place RiskMetrics Group's Corporate Governance Quotient? for ORCC Better than 92% of Russell 3000 companies Better than 91% of Software & Services firms Successful Board Dynamics BOARD TENURE 0 years 10 years 20 years

Board does not "rubber stamp" management strategy or tactics... Board has a strong committee structure, promoting consensus; issues not having Board support never get to Board vote Our Board is independent, active and responsible Successful Board Dynamics Did not accept management's proposed patent strategy Changed risk management reporting structure to create direct Board oversight Said no to management's consideration of a potential business combination Devised more stringent method of adjusting performance targets for acquisitions than management had proposed

The current Board structure fosters fresh perspectives and openness Successful Board Dynamics Our nominees reflect a balance of Board experience & fresh perspectives Janey Place Highly experienced and connected with large banks Expert at driving payments strategy (EVP at B of A, Mellon) Heidi Roizen Extensive new tech product experiences (Apple, Mobius) Silicon Valley entrepreneurial and venture capital presence Michael Heath Strong operating experience in banks, publishing and at Online Resources Founding Board member, acted as President during scale-up period from 1995 to 1997 Introduced through candidate search Nominated by Governance Committee Elected in July 2008 Each Supported by Tennenbaum We believe that adding any of the Tennenbaum nominees would give it disproportionate representation, weaken diversity and promote less, not more, Board openness at a critical period for the company.

It's about Tennenbaum's economic interests, which are sharply different from those of other shareholders It's about getting a potentially higher return to all shareholders By leveraging on two years of investment to reap the benefits of the plan we established after our Princeton eCom acquisition Through increased scarcity and strategic asset value, giving us increasing (not decreasing) strategic options in the coming years It's about the strength, diversity and independence of our Directors and their commitment to do what is best for all shareholders It's about Tennenbaum's attempt to fulfill its own self-serving, economic agenda - at your expense Is this contest really about governance or performance? No... Summary

Appendix

Tennenbaum says: Board needs special committee to oversee strategic options Corporate Finance Committee already oversees all formal offers and monitors informal contacts Regularly brings in industry and investment banking experts to provide perspectives on market and market changes, current and future Company value, current and future strategic opportunities Formal offer was received last September; Committee engaged advisors and ran full process Tennenbaum says: CEO/Chairman role should be decoupled 9 out of 10 directors are independent History of having strong lead independent director in place to ensure Board-driven agenda, forum for dissent Research indicates very rare for smaller companies to separate Chairman and CEO positions where there is also a President/COO in place With Bank clients' sensitivity to vendor instability, change could rattle clients and hurt value Tennenbaum says: Board should not be staggered Board determined that given current capital structure, elimination of classes risked putting too much control, too quickly, in hands of a large beneficial holder Tennenbaum's governance proposals have been considered Tennenbaum's Governance Proposals

Peer Groups FTP Universe: All companies tracked by Financial Technology Partners in the banking solutions, electronic payments software/hardware, outsourced processing solutions, payment processing/outsourcing and payroll/HR/benefits solutions industry sectors. Note that not all companies in the universe may have been used in our valuation multiple and share price comparisons because of the lack of availability of public company data for certain periods. Small Cap: Companies in the FTP Universe with market capitalizations between $100 million and $1 billion. Highest Similarity: Companies that have the aggregate highest scores when ranked for comparability to Online Resources across a range of factors including product set, markets served, interest rate exposure, growth and margin similarity, capital structure and size. Tennenbaum: Proposed as comparables by Tennenbaum Capital Partners. Primarily internet banking or bank core processing companies that, with the exception of Fiserv's CheckFree acquisition, have relatively little or no payments processing business (payments represent 80% of our revenue.)

Revenue growth vs. industry peer group Slide 7 Growth Ranking by Quartile Source: FT Partners data as of 1/31/2009; 49 public firms in FT industry

Source: FT Partners data as of 1/31/2009; 49 public firms in FT industry Core EPS growth vs. industry peer group Slide 8 Growth Ranking by Quartile

Valuation Multiples Have typically been valued at a premium to various peer groups ORCC Small Cap Tennenbaum Highest Similarity FTP Universe

Stock Price Performance ORCC Small Cap Tennenbaum FTP Universe Highest Similarity

Performance vs. Guidance Quarterly Revenue Quarterly Ebitda Top of guidance Bottom of guidance Actual result Legend

Performance vs. Guidance 2006 2008 2007 2004 2005 Top of guidance Bottom of guidance Actual result Legend 2004 2005 2005 Restated for IDS 2008 2008 Adjusted for Interest Rates 2007 2007 Restated for ITS 2006 2006 Restated for Princeton Annual Revenue Annual Ebitda

Impact of Interest Rate Declines Payments float interest revenue and earnings Actual 2007 Actual 2008 Forecasted 2009 $10.3 million $5.0 million $1.5 million Impact of interest rate changes on payments float Temporary impact on earnings growth

Hypothetical Financial and Share Price Performance

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

The information in this presentation from Online Resources Corporation contains statements about future events and expectations of Online Resources, which are "forward-looking statements." Any statement that is not a statement of historical fact may be deemed to be a forward- looking statement. These statements include: Forecasts of growth in and penetration of Online Resources' financial institution customer base, increases in the number and pricing of transactions being processed by financial institution customers and the industry in general, and growth in the number of consumers using online banking and bill payment services; Statements regarding Online Resources' plans for achieving greater profitability and its business outlook for 2009 and beyond; Statements regarding Online Resources longer-term profit targets, including but limited to user adoption rates, gross margin, and net margin targets; Statements regarding Online Resources' cash position and its ability to cover operating losses; and Other statements, including statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend," and other similar words that signify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company's: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. Investors, potential investors and other listeners are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Forward-looking Statements Disclosure

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